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                                                                     Exhibit 5.1


                                             October 18, 1996


Micron Electronics, Inc.
900 E. Karcher Road
Nampa, Idaho  83687-3045

     Re:  Micron Electronics, Inc.
     Registration Statement on Form S-3
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, including Amendment No. 1 thereto (the "Registration Statement"), filed or to be filed by Micron Electronics, Inc., a Minnesota corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities") and shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), with an aggregate offering price of up to $325,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities are to be issued pursuant to an Indenture, which has been filed as an exhibit to the Registration Statement (the "Indenture") to be entered into between the Company and Norwest Bank Minnesota, N.A., as Trustee (the "Trustee"). The shares of Common Stock may be issued and sold by the Company or may be sold by certain shareholders of the Company (the "Selling Shareholders") who are named in the Registration Statement or the Prospectus. The shares of Common Stock are to be sold pursuant to an Underwriting Agreement (Common Stock) (the "Common Stock Underwriting Agreement") and the Debt Securities are to be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement"), in substantially the respective forms filed as exhibits to the Registration Statement. The Debt Securities are to be issued in the form filed as an exhibit to the Registration Statement.

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed
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Micron Electronics, Inc.
October 18, 1996
Page 2



(a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have consulted with Minnesota counsel with respect to certain aspects of Minnesota law.

     Based on such examination, we are of the opinion that:

     1. When the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities, in the form filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Debt Securities Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture.

     2. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

     3. The shares of Common Stock that may be sold by Selling Shareholders pursuant to the Underwriting Agreement have been legally issued and are fully paid and nonassessable.

     Our opinion that any document is legal, valid and binding is qualified as to:

             (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

             (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
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Micron Electronics, Inc.
October 18, 1996
Page 3



     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                     Very truly yours,

                                     /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.